Exhibit 8
JONES DAY
51 LOUISIANA AVENUE, N.W. • WASHINGTON, D.C. 20001-2113
TELEPHONE: (202) 879-3939 • FACSIMILE: (202) 626-1700
October 12, 2006
National City Corporation
National City Center
1900 East Ninth Street
Cleveland, Ohio 44114-3484
Fidelity Bankshares, Inc.
205 Datura Street
West Palm Beach, Florida 33401
Ladies and Gentlemen:
     Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 26, 2006, by and between National City Corporation, a Delaware corporation (“National City”), and Fidelity Bankshares, Inc., a Delaware corporation (“Fidelity”), Fidelity will merge with and into National City (the “Merger”). Section 8.1(f) of the Merger Agreement provides that a condition to closing is the receipt by National City and Fidelity of an opinion of Jones Day regarding the income tax consequences of the Merger to National City, Fidelity and Fidelity’s stockholders.
     For purposes of rendering our opinion, we have reviewed and are relying upon the Merger Agreement, the Registration Statement on Form S-4 (the “Registration Statement”), which includes the Joint Proxy Statement/Prospectus of National City and Fidelity related to the Merger, filed with the Securities and Exchange Commission (the “Commission”) and such other documents, records and instruments that we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Registration Statement and the Joint Proxy Statement/Prospectus and in accordance with the provisions of the Merger Agreement, none of which will be waived and (ii) the statements concerning the Merger and the representations set forth in the Merger Agreement and the Registration Statement and Joint Proxy Statement/Prospectus are true, correct and complete as of the date of this letter and will continue to be true, correct and complete at all times up to and including the effective time of the Merger. If any of the foregoing assumptions are untrue for any reason, our opinion as expressed below may be adversely affected and may not be relied upon.
     Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations issued thereunder, Internal Revenue Service pronouncements, and judicial decisions, all as in effect on the date hereof. These authorities are subject to change, which could be
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JONES DAY
October 12, 2006

retroactive, and we can provide no assurance as to the effect that any change may have on the opinion that we have expressed below. An opinion of counsel is not binding on the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or a court would not take a contrary position with respect to the conclusions set forth below.
     Based upon and subject to the foregoing, we are of the opinion that the description set forth under the caption “Material United States Federal Income Tax Consequences of the Merger” in the Registration Statement and Joint Proxy Statement/Prospectus correctly describes, as of the date hereof, the material aspects of the federal income tax treatment of the Merger to the National City, Fidelity and Fidelity’s stockholders.
     We express no opinion as to any laws other than the federal income tax laws of the United States of America, and do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.
     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Sincerely yours,
/s/ Jones Day